Exhibit 10.2

Amendment No. 2 to Secured Promissory Note

and

Amendment No. 1 to Note Purchase Agreement and Security Agreement

In consideration of the mutual covenants and promises contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, it is hereby agreed as follows:

Parties

"PokerTek" shall refer to the following:

PokerTek, Inc.
1 150 Crews Road, Suite F
Matthews. NC 28105

"The Purchasers" shall refer to the following persons collectively:

Lyle Berman
James Crawford
Gehrig White
Arthur Lomax
All c/o PokerTek, Inc.
1150 Crews Road, Suite F
Matthews, NC 28105

Agreement

This Agreement (hereafter, the "Agreement") is made and entered into as of September 10, 2009 (the "Effective Date") by and between PokerTek and the Purchasers and constitutes Amendment No. 2 to the Secured Promissory Note dated on or about March 21, 2008, and it also constitutes Amendment No. 1 to the Note Purchase Agreement dated on or about March 21, 2008 and Amendment No. 1 to the Security Agreement dated on or about March 21, 2008. (Collectively, these three agreements of March 2008 are referred to herein as the "Original 2008 Agreements.")

1.           Novation, Accord, and Satisfaction of Prior Debt.

The Purchasers hereby agree that they shall convert the debt owed to them by PokerTek under the Original 2008 Agreements into PokerTek common stock at the following conversion price: Eighty-three ($0.83) per share, which represents the consolidated closing bid price as of September 10, 2009 on the NASDAQ Capital Market for PokerTek common stock. Each of the Purchasers shall convert the following amounts of debt into PokerTek common stock:

•	Lyle Berman: hereby agrees to convert $500,000 of debt into 602,410 shares of common stock.
•	James Crawford: hereby agrees to convert $500,000 of debt into 602,410 shares of common stock.
•	Arthur Lomax: hereby agrees to convert $200,000 of debt into 240,964 shares of common stock.

Such conversion of debt into common stock, to the extent of the conversion, shall constitute a complete accord and satisfaction of all rights and obligations arising from or related to the Original 2008 Agreements, and shall further constitute a novation of the Original 2008 Agreements as set forth herein.

2.           Amendment and Modification of Security Encumbered.

The Purchasers hereby release their security interests in the Collateral described in the Original 2008 Agreements, to the extent of their debt conversion. Gehrig White shall retain a security interest in 25% of the 155 PokerPro tables “in the field” owned by PokerTek as of the Effective Date of the Original 2008 Agreements, and reasonably related peripherals thereto. Mr. Lomax shall retain a security interest in 15% of the 155 PokerPro tables “in the field” owned by PokerTek as of the Effective Date of the Original 2008 Agreements, and reasonably related peripherals thereto. This modification of the security interests in the Collateral shall constitute a complete accord and satisfaction of the Original 2008 Agreements, and shall also constitute a novation of such Agreements.

3.           All Other Provisions of Original 2008 Agreements Remain in Force.

Except as amended by this Agreement, all other provisions of the Original 2008 Agreements that are not inconsistent with this Agreement shall remain in full force and effect, and they are hereby ratified and affirmed. Any contrary or additional terms and conditions attached to or part of any purchase order or similar document related to this Agreement shall be invalid and non-binding on the Parties.

Each Purchaser acknowledges that he has had the opportunity to consult legal counsel concerning this Agreement, has read and understood it, is fully aware of its legal effect, and has entered into it freely based on his own judgment and not on any representations or promises other than those contained in this Agreement.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

AGREED TO as of the Effective Date first set forth above.

PokerTek:	Purchaser:

/s/ Mark Roberson	/s/ Lyle Berman
By: Mark Roberson	By: Lyle Berman
Its: Acting CEO & CFO

Purchaser:	Purchaser:

/s/ Gehrig White	/s Arthur Lomax
By: Gehrig White	By: Arthur Lomax

Purchaser:

/s/ James Crawford
James Crawford